CONFIDENTIAL SEVERANCE AGREEMENT


                   THIS AGREEMENT (the "Agreement") is entered into as of January 15, 1999 by and between LOUIS A. GUZZETTI, JR. ("Guzzetti") and ENVIROSOURCE, INC., a Delaware corporation (the "Corporation").

                                    RECITALS:

                  A. Guzzetti has tendered his resignation as an employee, officer, and a director of the Corporation and each of its subsidiary and affiliated companies, effective January 15, 1999;

                  B. The Corporation desires to enter into an agreement to facilitate a smooth transition from Guzzetti to his successor. In addition, the Corporation desires to obtain certain benefits as more fully set forth herein.


                                    AGREEMENT

                  NOW, THEREFORE in consideration of the foregoing recitals and the covenants contained herein, the parties agree as follows:

                  1. Consulting Relationship. The Corporation agrees to continue
                     -----------------------
to utilize the services of Guzzetti, and Guzzetti agrees to continue to serve the Corporation as a consultant for thirty (30) months from the date hereof (the "Consulting Term") on an as-needed, non-exclusive basis on the terms set forth in this Agreement. In particular, to fulfill his obligations as a consultant, Guzzetti shall be available, when requested, at reasonable times and places, upon reasonable notice, but in any event no more than five (5) days per month during the first six months of the Consulting Term and no more than five (5) days per calendar quarter for the remainder of the Consulting Term. The Corporation and Guzzetti agree to cooperate in good faith in the scheduling of Guzzetti's duties so that such duties will not interfere with any full time employment accepted by Guzzetti.

                  2. Compensation and Benefits
                     -------------------------

                           (a)      In return for Guzzetti's execution of this
Agreement and the Waiver and Release attached hereto as Exhibit "A" (the "Release"), Guzzetti shall receive compensation at the rate of $34,167 per month during the Consulting Term for consulting services, which shall be paid in accordance with the Corporation's current payroll practices. The Corporation shall deduct from the compensation paid to Guzzetti under this Section 2(a) all applicable taxes and appropriate deductions.

                           (b)     If Guzzetti accepts full time employment with
a new employer prior to the end of the Consulting Term, all amounts that would otherwise become payable pursuant to Section 2(a) above for periods after the date Guzzetti commences such employment to and including the end of the Consulting Term, net of withholding obligations, (the "Accelerated Payment"), shall become due and shall be applied, to the extent needed, by the Corporation against payment of the "1986 Loan" (as defined in Section 3(d) hereof). Any amounts due and owing that are in excess of the amount required to pay the 1986 Loan shall be paid to Guzzetti. Notwithstanding the foregoing, in the event that the Corporation asserts that by accepting such new employment, Guzzetti would violate Section 6(a) below, the remaining payments due hereunder shall not be accelerated and applied in the manner otherwise provided in this Section 2(b), but shall be suspended pending determination of the Corporation's assertion. In the event Guzzetti advises the Corporation in writing that he disputes the Corporation's assertion, the Corporation and Guzzetti shall as promptly as practicable submit the dispute to expedited arbitration in the manner provided in Section 8.1. If the Corporation's position is sustained in the arbitration, the provisions of Section 8.2 shall apply. If the arbitration is determined in Guzzetti's favor, the remaining payments due to Guzzetti under this Agreement shall be accelerated and applied by the Corporation as soon as practicable in the manner provided in this Section 2(b).

                           (c)    In the event Guzzetti dies or becomes disabled
disabled during  the  Consulting  Term,  the  Accelerated  Payment described  in
Section 2(b) above shall become due and shall be applied by the Corporation against payment of the 1986 Loan as described in Section 3(d) hereof. Any remaining amounts owing under the 1986 Loan after the application of the Accelerated Payment pursuant to Section 3(d) shall be forgiven. For purposes of this Section 2(c), Guzzetti shall be deemed disabled if, according to the determination of a physician approved by the Corporation in its reasonable discretion, he is unable to engage in any substantial gainful employment substantially comparable to that in which he was engaged as an employee of the Corporation, by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than six (6) months.

                           (d)      Guzzetti  shall  not incur any  reimbursable
expenses in rendering his services hereunder unless such expenses have received the prior approval of the Chairman or CEO of the Corporation. The Corporation shall from time to time promptly reimburse Guzzetti, upon receipt of proper documentation, for all reasonable out-of-pocket pre-approved expenses that are incurred by Guzzetti during the Consulting Term.

                           (e)     Guzzetti shall not be entitled to receive any
compensation or benefits from the Corporation for his employment during the Consulting Term except as expressly set forth herein.

                  3. Other  Agreements.  The  Corporation  and Guzzetti  further
                     -----------------
agree as follows:

                           (a)      Effective as of the date hereof, during the
Consulting Term and only until the commencement by Guzzetti of full time employment, Guzzetti shall be entitled to participate in the Corporation's group medical and dental insurance plans on the same terms and conditions as applicable to employees of the Corporation. Thereafter, Guzzetti shall be advised of, and be entitled to, his COBRA rights and benefits.

                           (b)  The Corporation will pay Guzzetti for all
accrued salary and three (3) weeks of accrued unused vacation pay within fifteen
(15) of the execution of this agreement.

                           (c)     Guzzetti agrees to return to the Corporation,
within thirty (30) days of the execution of this Agreement, his Company provided automobile.

                           (d)     The parties agree that as of the date hereof,
a certain promissory note dated October 15, 1987 made by Guzzetti in favor of the Corporation (the "1986 Loan") is reconstituted such that the outstanding principal thereof, plus accrued interest, shall bear interest at the rate of 6% per annum, payable in cash on each March 31, June 30, September 30 and December
31. The outstanding principal of the 1986 Loan and all accrued interest thereof, as reconstituted pursuant to this Section 3(d), shall be payable in full on the earlier of (i) July 15, 2001 or (ii) the date on which the Accelerated Payment described in Section 2(b) above is due, which Accelerated Payment shall be applied by the Corporation toward repayment of the 1986 Loan. The parties agree that as of the date hereof, the outstanding principal amount (including financed interest payments) of the 1986 Loan is $525,432.00.

                           (e)      Guzzetti agrees that within sixty (60) days
following  the  date  hereof,   he  will  pay  the  Corporation  the  amount  of
$150,000.00, to be applied by the Corporation toward the repayment of the 1986 Loan, as reconstituted pursuant to Section 3(d) above.

                  4.  Return  of  Property.  Guzzetti  represents  that  he  has
                      --------------------
delivered to the Corporation all documents and materials (and copies thereof) of a confidential or proprietary nature, which are the property of the Corporation, or any subsidiary or affiliate thereof, and which relate to the Corporation or any subsidiary or affiliate thereof, or any of their products and/or services, including (without limitation) information contained in or on computer files, disks or other data storage media. In addition to the above, Guzzetti will return all tangible property of the Corporation of more than nominal value.

                  5.  Relationship of the Parties.  Guzzetti shall have no power
                      ---------------------------
hereunder to act in the name of, or on behalf of, the Corporation or in any way bind the Corporation in any regard, except as authorized in writing by the Chairman or CEO of the Corporation.

                  6.  Covenants.
                      ---------

                           (a)  Guzzetti  agrees  that  during  the   Consulting
Term (the "Applicable Period"),  he will not knowingly,  directly or indirectly:
(i) own or control any debt, equity or other interest in (except as a passive investor of less than 1% of the capital stock or publicly traded notes or debentures of a publicly held company), or (ii) (1) act as a director, officer, manager, employee, participant or consultant to or accept or solicit any office to act as any of the foregoing or (2) be obligated to or connected in any advisory, business or ownership capacity in each case with respect to the KO-61 processing, slag processing, scrap yard management, slag hauling or other related steel mill services, currently engaged in by the Corporation or any of its subsidiaries (collectively "Envirosource").

                           (b)      During the Applicable Period,  Guzzetti will
not knowingly solicit, directly or indirectly, and shall not knowingly cause or assist any other person or entity to solicit, any person that is employed at that time by Envirosource to hire or employ such person, whether on Guzzetti's own behalf or on behalf of a supplier, competitor or customer of Envirosource. As used herein the word "indirectly" includes but is not limited to, attempting to induce any employee of Envirosource to leave Envirosource for any purpose.

                           (c)      Guzzetti  further  agrees not to   knowingly
divulge to anyone any negative, untrue or defamatory information, whether or not proprietary or confidential, concerning Envirosource. The Corporation shall not make any statement which disparages the personal or business reputation of Guzzetti.

                           (d)      Guzzetti shall cooperate in good  faith with
the Corporation and the Corporation's counsel in connection with any pending administrative proceeding, arbitration, mediation or litigation or subsequent administrative proceeding, arbitration, mediation or litigation relating to the time of his employment with the Corporation, including but not limited to providing information and/or documents, participating in informal interview(s) and appearing for deposition(s) and/or testimony if deemed necessary by the Corporation. Notwithstanding the foregoing, nothing in this paragraph shall obligate Guzzetti to expend any sum or incur any liability in connection with such cooperation. In the event such cooperation requires a commitment of time beyond the limits set forth in Section 1 above, the parties shall mutually agree on compensation to be provided Guzzetti for such services.

                  7. Confidential  Information.  Guzzetti shall not knowingly in
                     -------------------------
any manner use (other than in the performance of services under this Agreement) or disclose any material trade secret information with respect to customers, suppliers or products, prices, call lists or other confidential plans, processes, procedures, business concepts, forecasts, drawings, ideas, discoveries, materials or information concerning the operations, business or financial affairs of the Corporation, or any subsidiary or affiliate thereof, gained during or as a result of his employment by the Corporation. Guzzetti agrees that he shall not knowingly in any manner use (other than in the performance of services under this Agreement) or disclose any material confidential third party information gained during or as a result of his employment by with the Corporation. The parties agree that the terms and conditions of this Agreement, except with respect to Section 8.1, shall remain confidential and shall not be disclosed to any other person (other than Guzzetti's family members, attorneys, and accountants, who shall be informed of and bound by the confidentiality provisions of this Agreement) other than as required by court order, legal process of applicable law or as otherwise agreed to by Guzzetti and the Corporation. Any disclosures permitted hereunder shall not be made in a manner derogatory to any other party hereto. The provisions of this Section 7 shall not apply to any information which becomes generally available to the public, other than as a result of any disclosure, direct or indirect, by Guzzetti.

                  8.       Miscellaneous.
                           -------------

                           8.1      Arbitration.    All  controversies,  claims,
                                    -----------
disputes, and matters in question arising out of, or relating to, this Agreement or the breach thereof, shall be decided by arbitration in accordance with the provisions of this paragraph. The arbitration proceedings shall be conducted under the applicable rules of the American Arbitration Association or its successor in effect at the time a demand for arbitration under the rules is made. The arbitration board will consist of a single arbitrator. The decision of the arbitrator, including determination of the amount of any damages suffered, shall be conclusive, final, and binding upon the parties hereto, and their respective heirs, legal representatives, successors, and assigns. The fees and costs associated with the arbitration proceeding shall be shared equally by the parties. Such fees and costs shall not include the fees and costs of the parties respective attorneys and witnesses, which shall be borne by the party incurring such fees and costs. Notwithstanding the foregoing, and in addition to the remedy of arbitration, the parties agree that the violation of the provisions of

Section 6 and/or 7 cannot be reasonably or adequately compensated in damages and, in addition to any other relief to which the Corporation may be entitled by reason of such violation, the Corporation shall also be entitled to seek permanent and temporary injunctive and equitable relief in a court of competent jurisdiction.

                           8.2      Certain Breaches of Agreement. In the  event
                                    -----------------------------
of Guzzetti's breach of Sections 6 and/or 7 hereof, the Corporation shall have no further obligations under Sections 2 and 3(a) of this Agreement. This Agreement shall be null and void if Guzzetti cancels the Release.

                           8.3      Notices.   Except  as   otherwise   provided
                                    -------
herein, any notice or demand which, by the provisions hereof, is required or which may be given to or served upon the parties hereto shall be in writing and, if by telegram, facsimile or telex, shall be deemed to have been validly served, given or delivered when sent, if by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three business days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses (or such other address(es) as a party may designate for itself by like notice):

                  If to the Corporation:    Envirosource, Inc.
                                            1155 Business Center Drive
                                            Horsham, PA  19044
                                            Attn: Chief Executive Officer

                  If to Guzzetti:           Louis A. Guzzetti, Jr.
                                            90 Ferris Hill
                                            New Canaan, CT  06840

                           8.4    Successors and Assigns.   The  parties  hereto
                                  ----------------------
acknowledge that the Corporation shall have the right to assign, with absolute discretion, any or all of its rights and obligations under this Agreement to any of its affiliates, successors or assigns, and this Agreement shall inure to the benefit of, and be binding upon, such respective affiliates, successors and assigns of the Corporation in the same manner and to the same extent as if such affiliate, successors or assigns were original parties thereto. In the event of a failure to perform by an assignee, the Corporation shall remain liable hereunder. The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it whether or not such succession had taken place. In the event of an assignment, the nonsolicitation provision of Section 6(b) shall be deemed to apply only with respect to employees of Envirosource and its subsidiaries and the non-disparagement and confidentiality provisions of Sections 6(c) and 7, respectively, shall be deemed to apply only with respect to Envirosource and its subsidiaries. This Agreement shall be deemed to be personal to Guzzetti and shall not be assignable by Guzzetti.

                           8.5       Governing Law.   This  Agreement  shall  be
                                     -------------
governed by, and construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania (without regard to choice of law principles). The arbitrator or parties agree that all actions and proceedings arising directly or indirectly hereunder shall be litigated or otherwise resolved in the State of Pennsylvania and hereby waive any objection based on forum non conveniens and any objection to venue of any action instituted hereunder.

                           8.6      Amendment; Waiver.     This Agreement may be
                                    -----------------
amended only by an instrument in writing executed by the parties hereto. No waiver, express or implied, of any breach of any covenant, agreement or duty shall be held or construed as a waiver of any other breach of the same or any other covenant, agreement or duty.

                           8.7      Entire Agreement.   This  Agreement  and the
                                    ----------------
Release constitute the entire agreements of the parties hereto and fully supersede and replace any and all prior agreements and understandings, whether oral or written, express or implied, between the parties pertaining to the subject matter of this Agreement and the Release.

                           8.8      Severability.  Should any provision  of this
                                    ------------
Agreement be declared or be determined by any arbitrator or court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and the illegal or invalid part, term or provisions shall be deemed not to be part of this Agreement. The parties intend this Agreement to be enforced as written. However, if any provision, or any part thereof, is held to be unenforceable because of the scope or duration of such provision Guzzetti and the Corporation agree that the arbitrator or court making such determination shall have the power to reduce the scope, duration and/or area of such provisions in order to make such provision enforceable to the fullest extent permitted by law, and/or to delete specific words and phrases ("blue-penciling"), and in its reduced or blue-penciled form such provision shall then be enforceable and shall be enforced.

                           8.9      Captions.   The  captions  of  the   several
                                    --------
sections   and   paragraphs  of  this Agreement  are  used for convenience  only and shall not be considered or referred to in resolving questions of interpretation with respect to this Agreement.

                           8.10     Counterparts. This Agreement may be executed
                                    ------------
in counterparts, each of which will be deemed an original, and both of which together shall constitute one and the same Agreement.

                           8.11      Negotiation.  Guzzetti acknowledges that he
                                     -----------
has had an opportunity to negotiate with regard to the terms of this Agreement and to receive advice of counsel with regard to it and has carefully read and considered this Agreement and fully understands the extent and impact of its provisions, and has executed this Agreement voluntarily and without coercion, undue influence, threats, or intimidation of any kind or type whatsoever.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              The Corporation

                              ENVIROSOURCE, INC.


                              By: /s/LEON Z. HELLER
                                 ------------------

                              Its: Vice President, General Counsel and Secretary


                              GUZZETTI

                              /s/LOUIS A. GUZZETTI, JR.
                              --------------------------
                              Louis A. Guzzetti, Jr.

                                   EXHIBIT "A"

                          WAIVER AND RELEASE AGREEMENT



This Release is given

By the Releasor(s):       Louis A. Guzzetti, Jr.
Address:                  90 Ferris Hill
                          New Canaan, Connecticut 06840

hereinafter referred to as "I",

To the Releasee(s): ENVIROSOURCE,  INC. and its parent, division, subsidiary and affiliated corporations (including predecessors and successors) and their Officers, Directors, Employees and Representatives sometimes hereinafter referred to as "You."

1. Release. I hereby release and give up any and all actions, causes of actions,
   -------
claims and rights (hereinafter "Claims") which I may have against You. This releases all claims, including those of which I am not aware and those not mentioned herein. This Waiver and Release Agreement ("Release") applies to Claims resulting from anything that has happened up to now. I specifically release any and all Claims relating in any way to my employment relationship, or resignation from employment effective January 15, 1999, with You, including but not limited to any Claims arising under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act of 1990, Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Consolidated Omnibus Budget Reconciliation Act of 1986, or any other federal, state or local laws or ordinances and any common law claims under tort, contract, or any other theories now or hereafter recognized. This Release specifically includes, but without limitation, all Claims arising out of my employment relationship with You.

2.  Waiver.  I hereby  acknowledge  and  assume  all risks or  chances  that the
    ------
injuries claimed to have resulted from the above stated matter may become greater or more extensive than now known, anticipated or expected. I understand that this instrument shall be effective as a full and final release of all Claims. In connection with the above waiver, I am aware that I may hereafter discover Claims or facts in addition to or different from those I now know or believe to exist with respect to the subject matter of this instrument or You. However, I and my successors and assigns hereby settle and release all of the Claims which I may have against You.



                                       1.

3. No  Admissions.  I agree  and  acknowledge  that  this  Release  is not to be
   --------------
construed as an admission of any violation of any federal, state or local statutes, ordinance or regulation or any duty allegedly owed by You to me. You specifically disclaim any liability to me on any basis.

4. Time Periods.  I have been given the opportunity to take a period of at least
   ------------
twenty-one (21) days within which to consider this Release. If I choose to sign this Release before that time period expires, I do so knowingly and voluntarily. I also understand that I have the right to change my mind and cancel this Release within seven (7) days following the date that I have signed it. This Release will not be effective until the end of this seven (7) day period.

5. Consideration. In exchange for, consideration of and reliance on my execution
   -------------
of this Release, You and I have (a) executed and agreed to perform that certain Confidential Severance Agreement dated as of January 15, 1999 ("Agreement") and
(b) You agree to commence payment to me upon the expiration of the seven (7) day time period referred to in Paragraph 4 above, the payments pursuant to Section 2 of the Agreement. I agree that I will not seek anything further, including any other payment from You. I further agree, in return for receipt of the foregoing payments, to abide by all of your rules, policies and procedures applicable to current and former employees.

6. Confidentiality.  I agree that the terms and conditions of this Release shall
   ---------------
remain confidential and shall not be disclosed to any other person (other than my family members, attorneys, and accountants who shall be informed of and bound by the confidentiality provisions of this Release) other than as required by court order, legal process or applicable law or as otherwise agreed to by You and me. I understand that this provision regarding confidentiality constitutes a substantial inducement for You to enter into this Release.

7. Who is Bound.  I am bound by this  Release.  Anyone who succeeds to my rights
   ------------
and responsibilities, such as my heirs or the executor of my estate, is also bound by this Release. This Release is made for your benefit and that of anyone who succeeds to your rights and responsibilities.

8. No  Inducements.  I further  warrant that no promise or  inducement  for this
   ---------------
Release has been made except as set forth herein, that this Release is executed without reliance upon any statement or representation by any person or parties released, their officers, directors, employees, agents or representatives, concerning any fact material to my act in releasing them, and that I am legally competent to execute this Release and accept full responsibility therefor.

9.  Representations.  I  understand  and agree that I understand  the  contents,
    ---------------
implications, and consequences of this Release, and that I agree to the terms of this Release and have executed it voluntarily. I have had an opportunity to discuss the terms of this Release with individuals of my own choosing who are not associated with You. I have been advised by You to consult with an attorney of my own choosing.


                                       2.

10.  Entire  Agreement.  This Release and the  Agreement  constitute  the entire
     -----------------
agreements between You and I concerning the subject matter hereof and supersede all prior agreements between You and I. This Release may not be modified orally. I understand and agree to the terms of this Release.

11.  Governing  Law.  This  Release  is made and  entered  into in the  State of
     --------------
Pennsylvania and shall in all respects be interpreted, enforced and governed under the laws of said State. The language of all parts of this Release shall cause to be construed as a whole, according to its fair meaning, and not strictly for or against You or I.

12. Invalidity. Should any provisions of this Release be determined by any court
    ----------
to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Release.

13. Arbitration.  All controversies,  claims,  disputes, and matters in question
    -----------
arising out of, or relating to, this Release or the breach thereof, shall be decided by arbitration in accordance with the provisions of Section 8.1 of the Agreement.

I ACKNOWLEDGE AND AGREE THAT I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS RELEASE; THAT TO THE EXTENT I HAVE DESIRED I HAVE AVAILED MYSELF OF THAT RIGHT; THAT I HAVE CAREFULLY READ AND UNDERSTAND ALL OF THE PROVISIONS OF THIS RELEASE; THAT I MAY REVOKE THIS RELEASE WITHIN SEVEN (7) DAYS AFTER YOU HAVE EXECUTED IT; AND THAT I AM VOLUNTARILY ENTERING INTO THIS RELEASE.

                  IN WITNESS WHEREOF, the undersigned has executed this Release as of the date written freely and voluntarily.


DATED AS OF: January 15, 1999                        ENVIROSOURCE, INC.


                                                     By:______________________



DATED AS OF: January 15, 1999               ACKNOWLEDGED AND AGREED:


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                                                     LOUIS A. GUZZETTI, JR.


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